Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne – Sr. Vice President - Finance
Dover, Delaware, July 28, 2011	(302) 857-3292

DOVER MOTORSPORTS, INC.

REPORTS RESULTS FOR THE SECOND QUARTER OF 2011

Dover Motorsports, Inc. (NYSE: DVD) today reported results for the three months ended June 30, 2011.

As previously reported, the assets, liabilities and operating results of the Company’s Gateway facility have been reclassified in the accompanying consolidated financial statements to report Gateway separately as a discontinued operation.

The Company promoted five major events during the second quarter of 2011 compared to six major events during the second quarter of 2010. A NASCAR Nationwide Series event promoted at Nashville Superspeedway in the second quarter of 2010 was held in the third quarter of 2011.

Revenues for the quarter ended June 30, 2011 were $26,381,000 compared with $29,946,000 in the second quarter of 2010. The decrease in revenues was primarily due to the schedule change noted above and from lower admissions and event related revenues at the Company’s NASCAR triple-header in Dover.

Operating and marketing expenses were $15,488,000 in the second quarter of 2011 as compared to $18,197,000 in the second quarter of 2010. The decrease was also primarily due to promoting one less event in the second quarter 2011, as well as from lower expenses during the Dover NASCAR weekend.

General and administrative expenses of $2,146,000 in the second quarter of 2011 were down from $2,338,000 for the same quarter last year. The decrease is due primarily to lower employee costs and lower costs resulting from the sale of the Memphis facility.

Net interest expense was $592,000 for the quarter ended June 30, 2011 compared to $793,000 in the second quarter of 2010. The decrease was due to lower borrowing costs as a result of the April 2011 refinancing of the Company’s credit facility and lower average outstanding borrowings in the second quarter of 2011 compared to 2010. Loss on extinguishment of debt relates to the write-off of $67,000 of debt issuance costs associated with the previous credit facility.

Earnings from continuing operations before income tax expense for the quarter ended June 30, 2011 were $6,748,000 compared with $7,216,000 in the second quarter of 2010.

The effective tax rate for the second quarter of 2011 was 42.2% compared to 42.7% in the prior year.

Earnings from continuing operations for the second quarter of 2011 were $3,901,000 or $.11 per diluted share compared to $4,137,000 or $.11 per diluted share for the second quarter of 2010.

For the second quarter of 2010, loss from discontinued operations, net of income tax benefit, was $5,822,000 or $.16 per diluted share. That loss included a non-cash impairment charge, net of income tax benefit, of $5,176,000 to write-down the carrying value of the Gateway facility to fair value.

Net earnings were $3,901,000 or $0.11 per diluted share compared to a net loss of ($1,685,000) or $(0.05) per diluted share for the same period last year.

At June 30, 2011, the Company’s total indebtedness was $31,400,000 compared to $35,800,000 at June 30, 2010.

* * *

This release contains or may contain forward-looking statements based on management’s beliefs and assumptions. Such statements are subject to various risks and uncertainties which could cause results to vary materially. Please refer to the Company’s SEC filings for a discussion of such factors.

Dover Motorsports, Inc. is a leading promoter of NASCAR sanctioned motorsports events whose subsidiaries own and operate Dover International Speedway in Dover, Delaware and Nashville Superspeedway near Nashville, Tennessee. For further information, log on to www.dovermotorsports.com.

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Admissions	$6,716	$8,565	$6,716	$8,565
Event-related	4,548	6,047	4,578	6,101
Broadcasting	15,115	15,334	15,115	15,334
Other	2	—	102	1

	26,381	29,946	26,511	30,001

Expenses:
Operating and marketing	15,488	18,197	16,776	19,592
General and administrative	2,146	2,338	4,297	4,824
Depreciation and amortization	1,340	1,402	2,753	2,817

	18,974	21,937	23,826	27,233

Operating earnings	7,407	8,009	2,685	2,768

Interest income	4	4	8	7
Interest expense	(596)	(797)	(1,441)	(1,558)
Other income	—	—	4	—
Loss on extinguishment of debt	(67)	—	(67)	—

Earnings from continuing operations before income tax expense	6,748	7,216	1,189	1,217

Income tax expense	2,847	3,079	786	852

Earnings from continuing operations	3,901	4,137	403	365

Loss from discontinued operation, net of income tax benefit	—	(5,822)	(68)	(6,649)

Net earnings (loss)	$3,901	$(1,685)	$335	$(6,284)

Net earnings (loss) per common share - basic:
Continuing operations	$0.11	$0.11	$0.01	$0.01
Discontinued operation	—	(0.16)	—	(0.18)

Net earnings (loss)	$0.11	$(0.05)	$0.01	$(0.17)

Net earnings (loss) per common share - diluted:
Continuing operations	$0.11	$0.11	$0.01	$0.01
Discontinued operation	—	(0.16)	—	(0.18)

Net earnings (loss)	$0.11	$(0.05)	$0.01	$(0.17)

Weighted average shares outstanding:
Basic	36,195	36,096	36,194	36,091
Diluted	36,195	36,096	36,194	36,091

DOVER MOTORSPORTS, INC.

CONSOLIDATED BALANCE SHEETS

In Thousands

(Unaudited)

	June 30, 2011	June 30, 2010	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$355	$1,151	$69
Accounts receivable	2,796	2,316	743
Inventories	268	268	232
Prepaid expenses and other	1,633	1,542	1,713
Prepaid income taxes	97	—	—
Deferred income taxes	230	124	242
Current assets held for sale	—	2,800	1,875
Current assets of discontinued operation	—	807	115

Total current assets	5,379	9,008	4,989

Property and equipment, net	113,768	119,224	116,330
Restricted cash	—	2,217	—
Other assets, net	911	474	527
Deferred income taxes	112	139	206
Non current assets of discontinued operation	—	2,082	233

Total assets	$120,170	$133,144	$122,285

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$471	$1,277	$142
Accrued liabilities	2,255	2,369	2,470
Payable to Dover Downs Gaming & Entertainment, Inc.	4	8	18
Income taxes payable	—	30	123
Deferred revenue	7,991	8,335	3,644
Current liabilities of discontinued operation	49	4,793	685

Total current liabilities	10,770	16,812	7,082

Revolving line of credit	31,400	35,800	38,200
Liability for pension benefits	1,683	1,784	2,291
Other liabilities	132	989	121
Non current income taxes payable	1,241	2,501	1,241
Deferred income taxes	19,474	18,528	18,843
Non current liabilities of discontinued operation	—	395	—

Total liabilities	64,700	76,809	67,778

Stockholders’ equity:
Common stock	1,830	1,821	1,820
Class A common stock	1,851	1,851	1,851
Additional paid-in capital	101,709	101,217	101,541
Accumulated deficit	(48,832)	(47,278)	(49,167)
Accumulated other comprehensive loss	(1,088)	(1,276)	(1,538)

Total stockholders’ equity	55,470	56,335	54,507

Total liabilities and stockholders’ equity	$120,170	$133,144	$122,285

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Six Months Ended June 30,
	2011	2010

Operating activities:
Net earnings (loss)	$335	$(6,284)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	2,753	3,151
Amortization of credit facility fees	269	186
Stock-based compensation	230	339
Deferred income taxes	296	(3,319)
Loss on extinguishment of debt	67	—
Impairment charge of discontinued operation	—	7,964
Changes in assets and liabilities:
Accounts receivable	(1,957)	(1,422)
Inventories	(36)	(36)
Prepaid expenses and other	(181)	(510)
Prepaid income taxes/income taxes payable	(87)	53
Accounts payable	325	1,127
Accrued liabilities	(613)	1,064
Payable to Dover Downs Gaming & Entertainment, Inc.	(14)	3
Deferred revenue	4,347	3,858
Other liabilities	152	277

Net cash provided by operating activities	5,886	6,451

Investing activities:
Capital expenditures	(191)	(345)
Proceeds from the sale of property and equipment	1,875	—
Restricted cash	—	1,376
Proceeds from the sale of available-for-sale securities	69	158
Purchase of available-for-sale securities	(70)	(160)

Net cash provided by investing activities	1,683	1,029

Financing activities:
Borrowings from revolving line of credit	49,560	14,100
Repayments on revolving line of credit	(56,360)	(19,300)
Repayments of bonds payable	—	(1,234)
Repurchase of common stock	(52)	(50)
Credit facility fees	(431)	—

Net cash used in financing activities	(7,283)	(6,484)

Net increase in cash and cash equivalents	286	996
Cash and cash equivalents, beginning of period	69	155

Cash and cash equivalents, end of period	$355	$1,151